Exhibit 99.1

Prospect Global Resources Announces Pricing of Common Stock Offering

DENVER, CO, November 8, 2012 — Prospect Global Resources, Inc. (NASDAQ: PGRX) announced today that it has priced an offering of 15,000,000 shares of its common stock to the public at $1.75 per share. The gross proceeds to Prospect Global Resources from the offering are expected to be $26,250,000 million, and the net proceeds are expected to be approximately $24,295,000 million, after deducting underwriting discounts and commissions and other estimated offering expenses.  The underwriters will have a 30-day option to purchase up to an additional 15% of the offered amount of common stock from Prospect Global Resources at the offering price, less underwriters’ discounts and commissions, solely to cover overallotments.

The closing of the offering is expected to take place on or about November 14, 2012, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from this offering (i) to finance the final step in preparation for a final bankable feasibility study due in the first half of 2013, including an in-field drilling program, (ii) to fund a portion of debt payments due to The Karlsson Group Inc. in connection with the closing of the Company’s acquisition of The Karlsson Group Inc.’s 50% interest in American West Potash LLC, and (iii) for mine planning, permitting, engineering activities, an environmental study, and general corporate purposes.

Dahlman Rose & Company, LLC, and Macquarie Capital (USA) Inc. are acting as joint book-running managers for the offering. Roth Capital Partners, LLC and Sterne, Agee & Leach, Inc. are acting as joint lead managers.

The offering is being made by way of a shelf registration statement which has been declared effective by the Securities and Exchange Commission (“SEC”).  A copy of the prospectus supplement incorporating the base shelf prospectus relating to the offering may be obtained by contacting the underwriters (at the addresses below) or by accessing the SEC website, www.sec.gov.

Dahlman Rose & Company, LLC

Attn: Prospectus Dept.

1301 Avenue of the Americas, 44th Floor

New York, NY 10019

Phone: 212-702-4521

Fax: 212-920-2952

Email: prospectus@drco.com

Macquarie Capital (USA) Inc.

Attn: Prospectus Dept.

125 West 55th Street, 22nd Floor

New York, NY 10019

Phone: 888-268-3937

Fax: 212-231-1717

Email: us.prospectus@macquarie.com

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the preliminary prospectus supplement, the base prospectus or the Company’s shelf registration statement. A registration statement relating to the securities has been filed with the SEC and became effective May 25, 2012. A preliminary prospectus supplement relating to the offering has been filed with the SEC.

With the exception of historical matters, the matters discussed in this press release include forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements regarding future sales of common stock and the use of proceeds from such sales. Factors that could cause actual results to differ materially from projections or estimates include, among others, potash prices, economic and market conditions, as well as the additional risks described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended March 31, 2012, as amended. Most of these factors are beyond the Company’s ability to predict or control. The forward looking statements are made as of the date hereof and, except as required under applicable securities legislation, the Company does not assume any obligation to update any forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements.

About Prospect Global Resources, Inc. (PGRX):

Prospect Global Resources, Inc. is a Denver-based company engaged in the exploration and development of a large, high-quality potash deposit located in the Holbrook Basin of eastern Arizona.

SOURCE: Prospect Global Resources, Inc.

CONTACT: Thomas Mulligan, Sitrick And Company, 212-573-6100